UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2006

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Second Floor, 90 Pitts Bay Road

Pembroke, HM 08, Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-292-8674

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

                On February 21, 2006, the Company, through its subsidiary Tyco International Group S.A. (“TIGSA”), delivered a notice of redemption to the holders of TIGSA’s Series A 2.75 percent Convertible Senior Debentures due 2018 (the "Series A Convertible Debentures").  The Company, through TIGSA, is exercising its right to redeem all of its Series A Convertible Debentures at a redemption price of 101.1 percent of the principal amount outstanding plus interest accrued prior to the redemption date of March 8, 2006.

                The Series A Convertible Debentures are convertible into 43.892 Tyco Common Shares per $1,000 principal amount of the Series A Convertible Debentures, subject to certain conditions set forth in the Indenture and in the Series A Convertible Debentures, and subject to adjustment under certain circumstances.  The Company will redeem any unconverted Series A Convertible Debentures solely with cash.  The aggregate current principal amount of the Series A Convertible Debentures plus interest accrued through March 8, 2006 is approximately $1.26 billion.

A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

99.1	Press release issued February 21, 2006

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ Carl Anthony Davidson
Carl Anthony Davidson
Senior Vice President and Chief
Accounting Officer

Date: February 22, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued February 21, 2006